Exhibit 99.1

LGI Homes, Inc. Reports Third Quarter and YTD 2013 Financial Results

THE WOODLANDS, Texas, Dec. 17, 2013 (GLOBE NEWSWIRE) – LGI Homes, Inc. (NASDAQ:LGIH) today announced results for its third quarter and the nine months ended September 30, 2013.

Third Quarter 2013 Highlights and Comparisons to Third Quarter 2012:1

•	Home Closings Increased 40.0% to 448

•	22 Active Selling Communities as of September 30, 2013

•	Home Sales Revenue Increased 58.4% to $68.0 Million

•	Average Home Sales Price Increased 13.1% to $151,779

•	Adjusted Gross Margin as a Percentage of Home Sales Revenues of 27.4%[2]

•	Approximately 11,000 Owned and Controlled Lots as of September 30, 2013

“LGI Homes’ third quarter and year to date financial results demonstrate our proven ability to successfully grow using the unique sales model LGI has created which delivers better returns on capital and industry leading margins,” said Eric Lipar, the Company’s Chief Executive Officer and Chairman of the Board. “We are extremely pleased with these strong results and maintain our positive outlook as we continue to see robust demand from consumers looking for homeownership.”

On November 13, 2013, LGI Homes, Inc. (the “Company”) completed its initial public offering (the “IPO”) issuing 10,350,000 shares of its common stock at $11.00 per share which generated net proceeds of approximately $102.7 million after deducting the underwriters’ discounts and commissions, and offering expenses. Concurrent with the IPO, the Company acquired all of the equity interests of LGI Homes Group, LLC and LGI Homes Corporate, LLC and their subsidiaries (collectively referred to as “predecessor” or “LGI Homes Group (Predecessor)”) in exchange for 10,003,358 shares of the Company’s common stock. Prior to the IPO, the Company’s predecessor owned a 15% equity interest in four unconsolidated joint ventures (“the LGI/GTIS Joint Ventures”). The Company’s predecessor managed the day-to-day operations of the LGI/GTIS Joint Ventures, and accounted for its interests in the joint ventures using the equity method. At the time of the IPO, the Company also acquired all of GTIS’ equity interests in the LGI/GTIS Joint Ventures in exchange for aggregate consideration of $41.4 million, consisting of a cash payment of approximately $36.9 million and 409,091 shares of the Company’s common stock valued at $4.5 million (based on the IPO price of $11.00 per share).

For the quarter ended September 30, 2013, home closings increased 40.0% to 448 from 320 during the third quarter of 2012. This consists of a 44.6% increase in predecessor home closings to 240 and a 35.1% increase in the LGI/GTIS Joint Ventures’ home closings to 208 homes. Active selling communities increased to 22 communities as of September 30, 2013, consisting of 14 predecessor communities and 8 LGI/GTIS Joint Ventures communities.

Home sales revenue for the third quarter of 2013 increased 58.4% as compared to the third quarter of 2012 to $68.0 million, consisting of an increase of 62.1% to $37.0 million for the Company’s predecessor and an increase of 54.1% to $31.0 million for the LGI/GTIS Joint Ventures. This increase was due to the increase in the number of active selling communities, homes closed and average selling price per home.

The average home sales price during the third quarter of 2013 increased 13.1% as compared to the third quarter of 2012 to $151,779, consisting of a 12.1% increase in the Company’s predecessor’s average home sales price to $154,313 and a 14.1% increase in the average home sales price for the LGI/GTIS Joint Ventures to $148,855. This increase was primarily due to a shift in product mix and the pass through of increased construction costs to the homebuyer.

[1]	Amounts presented include both LGI Homes Group (Predecessor) and the LGI/GTIS Joint Ventures.
[2]	Please see “Non-GAAP Measures” for a reconciliation of adjusted gross margin to gross margin.

Adjusted gross margin as a percentage of home sales revenues of 27.4% for the third quarter of 2013 slightly decreased 50 basis points from 27.9% for the third quarter of 2012, reflecting the net impact of increased construction costs and higher developed lot costs, offset by higher average home sales prices.

Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012:

•	Home Closings Increased 49.9% to 1,112

•	Home Sales Revenue Increased 65.3% to $164.0 Million

•	Average Home Sales Price Increased 10.3% to $147,452

•	Adjusted Gross Margin as a Percentage of Home Sales Revenues of 27.9%[3]

For the nine months ended September 30, 2013, home closings increased 49.9% to 1,112 from 742 during the first nine months of 2012. This consists of a 72.2% increase in predecessor home closings to 637 and a 27.7% increase in the LGI/GTIS Joint Ventures’ home closings to 475 homes.

Home sales revenue for the nine months ended September 30, 2013 increased 65.3% as compared to the first nine months of 2012 to $164.0 million, consisting of an increase of 87.4% to $95.0 million for the Company’s predecessor and an increase of 42.2% to $68.9 million for the LGI/GTIS Joint Ventures. This increase in revenue was largely due to the increase in the number of active selling communities and expansion into new markets.

The average home sales price during the nine months ended September 30, 2013 increased 10.3% as compared to the first nine months of 2012 to $147,452, consisting of an 8.9% increase in the Company’s predecessor’s average home sales price to $149,188 and an 11.4% increase in the average home sales price for the LGI/GTIS Joint Ventures to $145,123. This increase was primarily due to a shift in product mix and the pass through of increased construction costs to the homebuyer.

Adjusted gross margin as a percentage of home sales revenues of 27.9% for the nine months ended September 30, 2013 slightly decreased 50 basis points from 28.4% for the nine months ended September 30, 2012, reflecting the net impact of increased construction costs and higher developed lot costs, offset by higher average home sales prices.

Outlook

Subject to the caveats in the Forward-Looking Statements section of this press release, the Company offers the following limited guidance. With the addition of two new communities in the fourth quarter of 2013, the Company will have at least 24 active selling communities at the end of 2013. The Company expects to close more than 420 homes during the fourth quarter of 2013.

Looking forward to 2014, the Company believes it will have 36 active selling communities at the end of the year and close 2,200 homes during the year. This outlook assumes that general economic and mortgage availability conditions in 2014 are similar to those in 2013.

[3]	Please see “Non-GAAP Measures” for a reconciliation of adjusted gross margin to gross margin.

Earnings Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 10 a.m. Eastern Time on Wednesday, December 18, 2013. The call will be hosted by, Eric Lipar, Chief Executive Officer and Chairman of the Board, and Charles Merdian, Chief Financial Officer, Secretary and Treasurer.

Participants may access the live webcast by visiting the Company’s investor relations website at www.LGIHomes.com. The call can also be accessed by dialing (855) 433-0929, or (970) 315-0256 for international participants.

An archive of the webcast will be available on the Company’s website from approximately 1:00 p.m. Eastern Time on December 18, 2013 through 11:59 p.m. Eastern Time on December 25, 2013.

About LGI Homes, Inc.

Headquartered in The Woodlands, Texas, LGI Homes, Inc. engages in the design and construction of homes in Texas, Arizona, Florida, Georgia and recently New Mexico. LGI’s core markets include Houston, San Antonio, Dallas/Fort Worth, Austin, Phoenix, Tampa, Orlando, Atlanta and more recently, Tucson and Albuquerque. For more information about the Company and its new home developments please visit the Company’s website at www.LGIHomes.com.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “contemplate,” “continue,” “possible,” “intent,” “may,” “might,” “will,” “could,” “would,” “should,” “forecast,” or “assume” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section of the prospectus filed by the Company with the Securities and Exchange Commission (“SEC”) on November 8, 2013 and subsequent filings by the Company with the SEC. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES GROUP (PREDECESSOR)

COMBINED BALANCE SHEETS

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$9,392,646	$7,069,471
Accounts receivable	1,604,638	922,897
Accounts receivable, related parties	669,079	1,026,925
Real estate inventory	66,800,545	28,489,191
Pre-acquisition costs and deposits	3,671,963	997,875
Investments in unconsolidated LGI/GTIS Joint Ventures	5,118,726	4,446,302
Property and equipment, net	651,761	719,390
Other assets	3,984,063	1,884,100

Total assets	$91,893,421	$45,556,151

LIABILITIES AND EQUITY
Accounts payable	$6,347,461	$3,090,890
Accounts payable, related parties	7,688	108,577
Accrued expenses and other liabilities	5,177,709	2,176,945
Notes payable	27,443,882	14,968,762

Total liabilities	38,976,740	20,345,174
EQUITY
Owners’ equity	37,702,488	25,210,977
Non-controlling interests	15,214,193	—

Total equity	52,916,681	25,210,977

Total liabilities and equity	$91,893,421	$45,556,151

LGI HOMES GROUP (PREDECESSOR)

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Home sales	$37,035,022	$22,850,711	$95,032,844	$50,711,231
Management and warranty fees	1,007,605	705,883	2,309,327	1,697,586

Total revenues	38,042,627	23,556,594	97,342,171	52,408,817
Cost of sales	27,083,342	16,698,926	69,225,134	36,971,435
Selling expenses	3,589,221	1,846,511	9,082,074	4,709,674
General and administrative	4,051,706	1,804,628	9,077,539	4,255,812
Income from unconsolidated LGI/GTIS Joint Ventures	(1,976,197)	(525,863)	(2,919,884)	(1,111,688)

Operating income	5,294,555	3,732,392	12,877,308	7,583,584
Interest expense	(41,968)	(11,083)	(47,636)	(35,767)
Other income, net	33,914	60,913	56,216	84,852

Net income before income taxes	5,286,501	3,782,222	12,885,888	7,632,669
Income tax provision	(136,318)	(32,461)	(272,595)	(97,027)

Net income	5,150,183	3,749,761	12,613,293	7,535,642
(Income) loss attributable to non-controlling interests	437,535	(94,954)	583,057	(162,969)

Net income attributable to owners	$5,587,718	$3,654,807	$13,196,350	$7,372,673

LGI HOMES GROUP (PREDECESSOR)

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net Income	$12,613,293	$7,535,642
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Income from unconsolidated LGI/GTIS Joint Ventures	(2,919,884)	(1,111,688)
Distributions from unconsolidated LGI/GTIS Joint Ventures	3,027,135	1,099,187
Depreciation and amortization	198,752	126,066
Gain on settlement of participation fee obligation	(8,614)	—
Net loss on disposal of vehicles	61,055	—
Changes in assets and liabilities:
Accounts receivable	(681,741)	(344,431)
(Receivables from) payables to related parties, net	256,957	49,444
Real estate inventory	(38,311,354)	(10,862,446)
Pre-acquisition costs and deposits	(2,674,088)	(883,064)
Other assets	(2,099,963)	(263,876)
Accounts payable	3,256,571	1,510,053
Accrued expenses and other liabilities	3,000,764	589,438

Net cash used in operating activities	(24,281,117)	(2,555,675)
Cash flows from investing activities:
Investments of capital into unconsolidated LGI/GTIS Joint Ventures	(927,977)	(318,500)
Distributions of capital from unconsolidated LGI/GTIS Joint Ventures	148,303	33,313
Purchases of property and equipment	(532,653)	(279,387)
Proceeds from disposal of assets	34,647	—

Net cash used in investing activities	(1,277,680)	(564,574)
Cash flows from financing activities:
Proceeds from notes payable	$64,151,438	$29,090,823
Payments on notes payable	(51,361,877)	(24,661,085)
Contributions	2,535,000	6,450,000
Distributions	(3,239,839)	(4,247,261)
Contributions from non-controlling interests	15,797,250	—

Net cash provided by financing activities	27,881,972	6,632,477

Net increase in cash and cash equivalents	2,323,175	3,512,228
Cash and cash equivalents, beginning of period	7,069,471	5,106,183

Cash and cash equivalents, end of period	$9,392,646	$8,618,411

LGI/GTIS JOINT VENTURES

COMBINED CONDENSED BALANCE SHEETS

(Unaudited)

Balance Sheets	September 30, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$7,958,159	$4,129,107
Real estate inventory	29,179,536	26,835,602
Other assets	2,730,130	2,128,764

Total assets	$39,867,825	$33,093,473

Liabilities and members’ equity:
Liabilities	$5,742,985	$3,451,448
Members’ equity:
LGI Homes Group (Predecessor)	5,118,726	4,446,302
GTIS members	29,006,114	25,195,723

Total members’ equity	34,124,840	29,642,025

Total liabilities and members’ equity	$39,867,825	$33,093,473

LGI/GTIS JOINT VENTURES

COMBINED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statements of Operations	2013	2012	2013	2012
Home sales	$30,961,933	$20,089,653	$68,933,308	$48,476,147
Costs of sales	$22,414,968	$14,526,174	$49,805,019	$34,815,151
Net earnings of unconsolidated LGI/GTIS Joint Ventures	$4,674,762	$3,233,043	$9,502,060	$7,138,539
Predecessor’s share in net earnings of unconsolidated LGI/GTIS Joint Ventures	$1,976,197	$525,863	$2,919,884	$1,111,688

Non-GAAP Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this earnings announcement contains the non-GAAP financial measure adjusted gross margin. The reason for the use of this measure, a reconciliation of this measure to the most directly comparable GAAP measure and other information relating to this measure is included below.

Adjusted gross margin

Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and excluding adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and items considered to be unusual and non-recurring have on gross margin. However, because adjusted gross margin information excludes capitalized interest, which has real economic effects and could impact results, the utility of adjusted gross margin information as a measure of operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of performance. There are no purchase accounting adjustments included in cost of sales for the periods presented below.

The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Home sales—Predecessor	$37,035,022	$22,850,711	$95,032,844	$50,711,231
Home sales—LGI/GTIS Joint Ventures	30,961,933	20,089,653	68,933,308	48,476,147

Total	67,996,955	42,940,364	163,966,152	99,187,378
Cost of sales—Predecessor	27,083,342	16,698,926	69,225,134	36,971,435
Cost of sales—LGI/GTIS Joint Ventures	22,414,968	14,526,174	49,805,019	34,815,151
Less: Elimination of warranty expenses included in the LGI/GTIS Joint Ventures’ cost of sales	52,000	54,000	118,750	108,500

Net cost of sales—LGI/GTIS Joint Ventures	22,362,968	14,472,174	49,686,269	34,706,651

Total cost of sales	49,446,310	31,171,100	118,911,403	71,678,086
Total gross margin	18,550,645	11,769,264	45,054,749	27,509,292
Capitalized interest included in the Predecessor’s cost of sales	113,789	224,276	699,727	697,644

Adjusted Gross Margin	$18,664,434	$11,993,540	$45,754,476	$28,206,936

Gross margin %(a)	27.3%	27.4%	27.5%	27.7%
Adjusted gross margin %(a)	27.4%	27.9%	27.9%	28.4%

(a)	Calculated as a percentage of home sales revenue.

Land Acquisition and Development

The tables below show owned or controlled lots by market as of September 30, 2013 and December 31, 2012.

LGI HOMES GROUP (PREDECESSOR)

	September 30, 2013			December 31, 2012
Market	Owned	Controlled	Total	Owned	Controlled	Total
Houston	711	2,611	3,322	475	693	1,168
Dallas/Ft. Worth	922	965	1,887	149	284	433
San Antonio	33	1,022	1,055	22	758	780
Austin	28	709	737	41	156	197

Central	1,694	5,307	7,001	687	1,891	2,578
Phoenix	339	377	716	96	—	96

Western	339	377	716	96	—	96
Central Florida	189	278	467	8	351	359
Atlanta	508	650	1,158	—	—	—

Eastern	697	928	1,625	8	351	359

Total	2,730	6,612	9,342	791	2,242	3,033

LGI/GTIS JOINT VENTURES

	September 30, 2013			December 31, 2012
Market	Owned	Controlled	Total	Owned	Controlled	Total
Houston	90	—	90	226	—	226
Dallas/Ft. Worth	248	24	272	300	50	350
San Antonio	873	—	873	996	—	996
Austin	31	90	121	54	112	166

Central	1,242	114	1,356	1,576	162	1,738
Phoenix	150	—	150	196	—	196

Western	150	—	150	196	—	196
Central Florida	104	—	104	131	—	131
Atlanta	—	—	—	—	—	—

Eastern	104	—	104	131	—	131

Total	1,496	114	1,610	1,903	162	2,065

Investor Relations:

Eric Lipar, (281) 210-2619

InvestorRelations@LGIHomes.com

Source: LGI Homes, Inc.